Exhibit 32

Section 1350 Certification

In connection with the quarterly report of Sunwin International Neutraceuticals, Inc. (the “Company”) on Form 10-Q for the period ended January 31, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Dongdong Lin, Chief Executive Officer of the Company, and I, Fanjun Wu, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 16, 2009	By: /s/ Dongdong Lin
Dongdong Lin,
Chief Executive Officer, principal executive officer

March 16, 2009	By: /s/ Fanjun Wu
Fanjun Wu,
Chief Financial Officer, principal financial and accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.